EXHIBIT 23.2



Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


                  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our audit report dated August 22, 2005 on the financial statements of Apolo Gold & Energy Inc. as of June 30, 2005 for the filing with and attachment to the Form SB-2 registration statement dated August 30, 2005.




/s/ Williams & Webster P.S.
---------------------------
Certified Public Acountants
Spokane, Washington

August 29, 2005